EXHIBIT 99.2

                  Form of Incentive Stock Option Agreement



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                   ADVANCED LOGIC RESEARCH, INC.

                 INCENTIVE STOCK OPTION AGREEMENT


          This Agreement is made as of _______________, 199__ (the "Grant Date"), between Advanced Logic Research, Inc., a
_______________ corporation (the "Company"), and
_______________________________ ("Optionee").

                            WITNESSETH:

          WHEREAS, the Company has adopted the Advanced Logic
Research, Inc., Flexible Stock Incentive Plan (the "Plan"), which
Plan is incorporated in this Agreement by reference and made a part of it; and

          WHEREAS, the Company [recognizes the past efforts by Optionee on behalf of the Company and its affiliates and] desires to motivate Optionee in Optionee's work for the Company and its affiliates; and

          WHEREAS, the Company has determined that it would be to the advantage and interest of the Company and its shareholders to grant the options provided for in this Agreement to Optionee as [a reward and] an incentive for increased efforts during such service;

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

          1. OPTION GRANT. The Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of ____________ shares of the Common Stock of the Company (the "Stock"). The purchase price of the Stock subject to this option shall be $_________ per share, which price is not less than the per share fair market value [or, if the optionee is a 10% or more shareholder, not less than 110% of fair market value] of such Stock as of the Grant Date as determined by the committee of the Board of Directors of the Company which administers the Plan (the "Committee"). This option is intended to satisfy the requirements of Section 422A of the Internal Revenue Code (the "Code").

          2. OPTION PERIOD. This option shall be exercisable only during the Option Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 3 and the vesting

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provisions of paragraph 4.  The Option Period shall commence on the
Grant Date and except as provided in paragraph 3, shall end on the Terminal Date which shall be [ten years] [or, if the optionee is a 10% or more shareholder, not less than 5 years] from the [Grant Date].

          3. LIMITS ON OPTION PERIOD. The Option Period may end before the Terminal Date, as follows:

               (a) If Optionee ceases to be a bona fide employee of the Company or an affiliate for any reason other than cause, disability (within the meaning of subparagraph (c)) or death during the Option Period, the Option Period shall terminate [three months] after the date of such cessation of employment or on the Terminal Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment.

               (b) If Optionee should die while in the employ of the Company or its affiliates, the Option Period shall end [one year] after the date of death or on the Terminal Date, whichever shall first occur, and Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise the entire unexercised portion of this option (or any lesser amount).

               (c) If Optionee's employment is terminated by reason of disability (within the meaning of Section 105(d)(4) of the Code), the Option Period shall end [one year] after the date of Optionee's cessation of employment or on the Terminal Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment.

               (d) If Optionee is on a leave of absence from the Company or an affiliate because of his disability, or for the purpose of serving the government of the country in which the principal place of employment of Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or an affiliate except as the Committee may otherwise expressly provide.

               (e) If Optionee's employment with the Company or an affiliate terminates for cause during the Option

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Period, the Option Period shall terminate on the date of such
Optionee's termination of employment and shall not thereafter be exercisable to any extent.

          4. VESTING OF RIGHT TO EXERCISE OPTIONS. The shares covered by this option shall vest in accordance with the following schedule:

                    [(i) As to [25%] of the number of shares covered by the option, at any time after one year from the Grant
Date;

                    (ii) As to an additional [25%] of the number of shares covered by the option, at any time after two years from the Grant Date;

                    (iii)As to an additional [25%] of the number of shares covered by the option, at any time after three years from the Grant Date; and

                    (iv) As to the remaining [25%] of the number of shares covered by the option, at any time after four years from the Grant Date.]

               Any portion of the option that is not exercised shall accumulate and may be exercised at any time during the Option Period prior to the Terminal Date. No partial exercise of this option may be for less than 5 percent of the total number of shares then available under this option to purchase shares of Stock. In no event shall the Company be required to issue fractional shares.

          5. METHOD OF EXERCISE. Optionee may exercise the option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

               (a) By giving the Company written notice of such exercise, specifying the number of such shares as to which this option is exercised. Such notice shall be accompanied by an amount equal to the option price of such shares, in the form of any one or combination of the following: cash; a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States; or if permitted by the Board, shares of Stock valued at fair market value in accordance with procedures established by the Board, or a full-recourse, interest-bearing note, containing such terms as the Board determines are appropriate. In the event Optionee tenders shares of Stock to pay the Option Price, tender of Stock acquired through exercise of any incentive stock option may result in unfavorable income tax

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consequences unless such Stock is held for at least one year before such tender.

               (b) If required by the Company, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or his legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1933, as amended.

               As soon as practicable after receipt of the notice required in paragraph 5(a) and satisfaction of the conditions set forth in paragraph 5(b), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 9401 Jeronimo, Irvine, California 92718, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares. If Optionee fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender or delivery thereof, his right to purchase such undelivered shares may be terminated by the Company at its election.

          6. CORPORATE TRANSACTIONS. If there should be any change in the Stock subject to this option, through merger, consolidation, reorganization, reincorporation, or other similar change in the corporate structure of the Company, the Company may make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares subject to this option and in the price per share.

If there shall be any change in the Stock subject to the option

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herein granted, through recapitalization, stock split, stock dividend (in excess of two percent) or other similar change in the corporate structure of the Company, adjustments shall automatically occur to preserve but not increase the benefits to the Optionee, including adjustments in the number of shares subject to this option and in the price per share. Any adjustment made pursuant to this paragraph 6 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of Stock equal to the number of shares subject to this option.

          7. STOCK APPRECIATION RIGHTS. Optionee shall have the right to surrender all or any part of this option and receive a payment with respect to each share of Stock as to which this option is surrendered equal to the difference between the per-share exercise price of this option and the per-share fair market value of the Stock on the date of such surrender, such payment to be in shares of Stock valued at fair market value on the date of surrender or in cash, or partly in such shares and partly in cash, as specified by Optionee in this request; provided, however, that the Committee shall have the sole discretion to consent to or disapprove the election of Optionee to surrender all or a part of this option for cash or a combination of Stock and cash. (Note:
This paragraph can be expanded to include cash-out rights under paragraph 11(b) of the Plan.)]

          8. LIMITATIONS ON TRANSFER. This option shall, during Optionee's lifetime, be exercisable only by him, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

          9. NO SHAREHOLDER RIGHTS. Neither Optionee nor any person entitled to exercise Optionee's rights in the event of his death shall have any of the rights of a shareholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.



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          10.  NO EFFECT ON TERMS OF EMPLOYMENT.  Notwithstanding
any prior express or implied agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of Optionee at any time and for any reason, with or without cause.
<F1>

          11. NOTICE. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at the office of the Company at 9401 Jeronimo, Irvine, California 92718, and any notice to be given to Optionee shall be addressed to him at the address given by him beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

          12. COMMITTEE DECISIONS CONCLUSIVE. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive.

          13. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

          14. EARLY DISPOSITIONS. Optionee agrees, as partial consideration for the designation of this option as an incentive stock option under Section 422A of the Code, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of this option if such disposition occurs within two (2) years from the Grant Date or within one (1) year from the date Optionee purchased such shares by exercise of this option.

          15. WITHHOLDING. Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or social security requirements.


<F1>       This clause must be modified in cases where an existing
written employment agreement sets a higher standard for termination.


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          16.  GOVERNING LAW.  The interpretation, performance, and
enforcement of this Agreement shall be governed by the laws of the State of California.


          IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its President, and Optionee has hereunto set his hand as of the day and year first above written.

                              ADVANCED LOGIC RESEARCH, INC.


                              By ________________________________


                              ___________________________________
                                             Optionee

                              Address: __________________________

                              ___________________________________

                              ___________________________________

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